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                             Box 450 Bethel ME 04217
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                      Phone: 207-824-8100 Fax: 207-824-5274
                          e-mail: skip@sundayriver.com
                              News and information
Contacts:
Skip King, Media Relations, 207-824-5020
Erik Preusse, Investor Relations, 207-824-8140
Date:  16 July 2001
Release:  IMMEDIATE
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American Skiing Company Announces Completion of Key Milestone in Financial
Restructuring

Company announces agreements for new capital infusion, debt restructuring to position company for future

Newry, Maine (16 July, 2001) - American Skiing Company (NYSE: SKI) announced today that it has put into place agreements for a financial restructuring package that raises additional capital, amends its senior credit facilities and restructures portions of its existing debt.

"This represents a key milestone in the future of American Skiing Company," said CEO BJ Fair. "With this package in place, we will address many of the significant financial and liquidity issues facing the Company. The financial restructuring, in conjunction with the proposed sale of Steamboat, provides the financial flexibility and working capital necessary to execute our business plan. We're now ready to focus on enhancing the broader resort destination experience by developing core amenities and improving guest services at our resorts."

The financial restructuring package is a key component of the Company's comprehensive strategic plan to improve its capital structure and enhance future operating performance, which was announced May 30, 2001. Other components of the plan include cost savings, including previously announced staff reorganization and reductions, and the proposed sale of the Company's Steamboat resort in Colorado.

"All of our financial partners have been extremely supportive during this process," said Fair. "Their assistance in this financial restructuring confirms that the fundamental business of American Skiing Company is solid."

As part of the financial restructuring package, the Company has:

o Entered into an agreement for a $30 million financing package from Oak Hill Capital Partners, L.P. ("Oak Hill");

o Amended its resort senior credit facility and executed a commitment letter to amend its real estate senior credit facility; and

o Executed a commitment letter to amend its loan agreements with TFC Textron Financial.

Components of the restructuring package are as follows:

Financing Package:
The Board of Directors of American Skiing Company has unanimously approved a financing package with Oak Hill that includes the following elements:

o Oak Hill will purchase $12.5 million of new 11.3% junior subordinated convertible notes issued by the Company. Interest accrued on the notes will be added to the principal amount of the notes, and the notes will be convertible at $1.25 per share, at the option of the holder, into Series D preferred stock to be issued by the Company;

o Oak Hill will purchase 1 million new common shares issued by the Company at $1.00 per share; o Oak Hill will fund $2.5 million under its Tranche C term loan facility with American Skiing Company Resort Properties, Inc. ("ASCRP"), the Company's real estate subsidiary;

o Oak Hill has agreed to provide a guarantee for a capital lease of up to $14 million for one of the Company's assets;

o The Company will issue to Oak Hill $40 million in Series C-1 preferred stock, and approximately $138 million in Series C-2 preferred stock.

o The Series C-1 and C-2 preferred stock will receive dividends of 12 and 15 percent respectively, payable, at the Company's option, either in cash or by adding the preferred dividend to the outstanding principal. The Series C-1 preferred stock will be convertible into shares of common stock at $1.25 per share. The Series C-2 preferred stock is not convertible.

o Oak Hill will waive all of its rights under its existing Series B preferred stock, with a face value and accrued dividends of approximately $178 million, except for its rights to elect four members to the Company's Board of Directors. The Company will not receive additional capital as a result of the issuance of the Series C-1 and C-2 preferred stock; and

o Oak Hill will forego its right to receive warrants to purchase 6 million shares of the Company's common stock, related to its purchase of the Tranche C portion of the existing $73 million senior credit facility for ASCRP.

"The actions taken to resolve the financial issues facing the Company will provide management with the opportunity to focus on executing the new business plan - unlocking the significant value in the Company's portfolio of world-class resort and real estate assets," said board member and Managing Partner of Oak Hill Capital Management, Inc. Steven B. Gruber. "We continue to be supportive of American Skiing Company's management team and the comprehensive plan it is implementing."


Restructuring of Resort and Real Estate Senior Credit Facilities:
As announced in its July 10, 2001 press release, the Company has completed negotiations with its senior resort lenders to amend its $165 million resort senior credit facility. The amended facility includes increases in current interest rates, new covenants consistent with the company's business plan and retroactively amends certain financial covenants with respect to the Company's recently completed third fiscal quarter.

The Company has executed a commitment letter with senior lenders to ASCRP to amend its $73 million senior credit facility. The amendment includes substantial reductions in current interest rates, the extension of amortization and maturity requirements and provides $2.5 million of additional available funds from the Tranche A component of the facility.

The amendment contemplates the sale of certain assets currently held by ASCRP to the resort company, which will be funded with the proceeds from the $12.5 million junior subordinated convertible note issuance. The proceeds from the asset sale will partially be used to reduce outstanding debt under Tranche A of ASCRP's senior credit facility and, coupled with the increased availability under the Tranche A and Tranche C loans, provide working capital for the real estate company.

Restructuring of Textron facilities:
The Company has executed a commitment letter with TFC Textron Financial to amend its senior and mezzanine loan facilities with Grand Summit Resort Properties ("GSRP"), a subsidiary of ASCRP.

The proposed Textron amendment will provide the necessary funding to facilitate a settlement agreement that resolves all remaining mechanics and other statutory liens associated with the construction of the Steamboat Grand Resort Hotel and Conference Center ("Steamboat Grand"). GSRP and Colorado First/PCL, which served as general contractor in the construction of the hotel, were in dispute regarding the total cost to complete the construction of the Steamboat Grand.

In addition, the proposed amendment will facilitate the completion of high-value penthouse units at the Steamboat Grand Resort Hotel and Conference Center. The proposed amendment will also extend the maturity date of the loan pertaining to construction of the Steamboat project to March 31, 2003, amend certain covenants and release certain collateral.

New share issuance:
The issuance of the common stock and the Series C-1 preferred stock has been authorized by the Audit Committee of the Company's Board of Directors without stockholder approval that would otherwise be required under the New York Stock Exchange Rules. This decision was based on a determination that the delay necessary in securing such stockholder approval would jeopardize the financial viability of the Company and its ability to complete the financial restructuring. The New York Stock Exchange has accepted this action based on the Financial Distress Exception provided in the Exchange's shareholder approval policy for such transactions.

The closing of the Oak Hill transaction is conditioned upon the completion of the real estate senior credit and Textron amendment documents and other closing conditions.

Conference Call and Webcast Information:
In conjunction with this release, American Skiing Company will host a conference call at 1:00 p.m. (EDT) on Monday, July 16, 2001. Questions from the media will be accepted upon the completion of questions from analysts and institutional investors.

Participants can access the call by dialing 800-230-1085. This call will replay from 6:15 p.m. (EDT) July 16, 2001 until midnight (EDT) July 23, 2001. Investors can listen to the replay by dialing 800-475-6701 and entering the access code 595502.

The conference call will be also be broadcast live over the Internet. Investors interested in listening to the call should log on to the "Investor Relations" section of the company's Web site at www.peaks.shareholder.com at least 15 minutes prior to the broadcast. Investors can also access an archived version of the call on the company's Web site for one week following the call.


About American Skiing Company:
Headquartered in Newry, Maine, American Skiing Company is the largest operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Steamboat in Colorado; Killington, Mount Snow and Sugarbush in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; The Canyons in Utah; and Heavenly in California/Nevada. More information is available on the company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: failure to fully implement the restructuring plan outlined by the Company in a press release on May 30, 2001; failure to successfully renegotiate current capital facilities and debt instruments on terms advantageous to the Company, if at all; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; competition and pricing pressures; failure to effectively manage growth, business and financial condition; failure to effectively integrate or operate recently acquired companies and assets; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local land use regulations; changes to federal, state and local regulations affecting both American Skiing Company's resort operating and real estate segments; litigation involving anti-trust, consumer and other issues; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations and impact operations; the loss of any of our executive officers or key operating personnel; control of American Skiing Company by principal stockholders; failure to hire and retain qualified employees; and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Securities Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                                  www.peaks.com